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                                                                  EXHIBIT 99

KV PHARMACEUTICAL COMPANY

                                           CONTACT:
                                           CATHERINE M. BIFFIGNANI
                                           VICE PRESIDENT, INVESTOR RELATIONS
                                           314-645-6600

                                              [KV PHARMACEUTICAL logo]

FOR IMMEDIATE RELEASE



            KV PHARMACEUTICAL ANNOUNCES FIRST ASIAN APPROVAL FOR
                                GYNAZOLE-1(R)


      KV PARTNER - PAN MALAYAN RECEIVES APPROVAL TO MARKET IN SINGAPORE



August 25, 2005, St. Louis, MO - KV Pharmaceutical Company (NYSE: KVa/KVb) announced today that its licensee, Pan Malayan, has received approval to market KV's one-dose prescription cream treatment for vaginal yeast infections, Gynazole-1(R), in Singapore. Pan Malayan will be marketing Gynazole-1(R) in a total of six countries in the Asian region.

Marc S. Hermelin, Vice Chairman and Chief Executive Officer of KV stated, "The Pan Malayan approval marks the first for Gynazole-1(R) in the Asian region, and Singapore is an ideal market in which to get started given its designation as a reference country within the region. Pan Malayan joins a strong group of existing international partners, and with approvals in other territories in Europe and Latin America now coming on line, KV is poised to generate ongoing incremental revenues from this innovative product."

Pan Malayan expects to begin introduction of the product, which will be marketed in Singapore as Gynafort(R), during the second half of the Company's current fiscal year.



ABOUT KV PHARMACEUTICAL COMPANY
KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops, manufactures and markets and acquires technology-distinguished branded and generic/non-branded prescription pharmaceutical products. The Company markets its technology distinguished products through ETHEX Corporation, a national leader in pharmaceuticals that compete with branded products, and Ther-Rx Corporation, its emerging branded drug subsidiary. KV has consistently ranked as one of America's fastest growing small companies, most recently by Forbes' in its November 2004 issue.



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For further information about KV Pharmaceutical Company, please visit the
Company's corporate website at www.kvpharmaceutical.com.



SAFE HARBOR
The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 ("PSLRA") and which may be based on or include assumptions concerning KV's operations, future results and prospects. Such statements may be identified by the use of words like "plans", "expect", "aim", "believe", "projects", "anticipate", "commit", "intend", "estimate", "will", "should", "could" and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including without limitation, statements about the Company's strategy for growth, product development, regulatory approvals, market position, expenditures and financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the "safe harbor" provisions, KV provides the following cautionary statements identifying important economic, political and technology factors which, among others, could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions,.

Such factors include (but are not limited to) the following: (1) changes in the current and future business environment, including interest rates and capital and consumer spending; (2) the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized; (3) acceptance and demand for new pharmaceutical products; (4) the impact of competitive products and pricing; (5) new product development and launch including but not limited to the possibility that any product launch may be delayed or that product acceptance may be less than anticipated; (6) reliance on key strategic alliances; (7) the availability of raw materials;
(8) the regulatory environment; (9) fluctuations in operating results; (10) the difficulty of predicting international regulatory approvals, including timing; (11) the difficulty of predicting the pattern of inventory movements by the Company's customers; (12) the impact of competitive response to the Company's sales, marketing and strategic efforts; (13) risks that the Company may not ultimately prevail in litigation; and (14) the risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

This discussion is by no means exhaustive, but is designed to highlight important factors that may impact the Company's outlook. We are under no obligation to update any of the forward-looking statements after the date of this report.